UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported) March 12, 2012 (March 8, 2012)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300 Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 8, 2012, E. Chris Kauffman retired from Panhandle Oil and Gas Inc.’s board of directors after twenty years of service as a director.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Panhandle Oil and Gas Inc. (the “Company”) held its annual meeting (the “The Annual Meeting”) of shareholders on March 8, 2012 at the Waterford Marriott in Oklahoma City, Oklahoma. A quorum consisting of approximately 74% of the Company’s Class A Common Stock issued and outstanding was represented either in person or by proxy. At the Annual Meeting the Company’s shareholders voted on proposals to: (1) elect Darryl G. Smette and H. Grant Swartzwelder as directors to serve for three year terms; and (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ended September 30, 2012. Voting results of the proposals are as follows:

Proposal #1 – Election of Two Directors:

	For	Against	Withheld	Abstentions	Broker Non-Votes
Darryl G. Smette	4,507,675	N/A	223,390	N/A	1,424,659
H. Grant Swartzwelder	4,592,697	N/A	138,368	N/A	1,424,659

Proposal #2 – Ratification of Selection of Independent Registered Public Accounting Firm:

	For	Against	Withheld	Abstentions	Broker Non-Votes
Totals	6,083,083	27,473	N/A	45,168	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

By:	/s/ Michael C. Coffman
Michael C. Coffman, President and CEO

DATE: March 12, 2012